EX-99.23.i


J. W. BROWN (1911-1995)   BROWN, CUMMINS & BROWN CO., L.P.A.   JOANN M. STRASSER
JAMES R. CUMMINS           ATTORNEYS AND COUNSELORS AT LAW   AARON A. VANDERLAAN
ROBERT S BROWN                    3500 CAREW TOWER           LAWRENCE A. ZEINNER
DONALD S. MENDELSOHN               441 VINE STREET             STEPHANIE M. MACK
LYNNE SKILKEN                  CINCINNATI, OHIO 45202
AMY G. APPLEGATE              TELEPHONE (513) 381-2121             OF COUNSEL
KATHRYN KNUE PRZYWARA         TELECOPIER (513) 381-2125         GILBERT BETTMAN
MELANIE S. CORWIN                                                 (1918 - 2000)


                                                              February 9, 2001


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

         RE:      AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541
                  -------------------------------------------------------------

Gentlemen:

         This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 19 to the Registration Statement of the AmeriPrime Advisers Trust (the "Trust".)

         We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

         Based  upon  the   foregoing,   we  are  of  the  opinion   that  after
Post-Effective Amendment No. 19 is effective for purposes of federal and applicable state securities laws, the shares of the Chameleon Fund, Cloud, Neff Capital Appreciation Fund, Enhans RT Sector Fund, Enhans RT SPDR Fund, iExchange Diversified Growth Fund, iExchange New Economy Fund, iExchange Small Cap Growth Fund, Monteagle Large Cap Fund, Monteagle Opportunity Growth Fund, Monteagle Value Fund, Paragon Dynamic Hedge Fund, Paragon Uncorrelated Return Fund, Polynous Growth Fund, StoneRidge Bond Fund, StoneRidge Equity Fund, and StoneRidge Small Cap Equity Fund, each series of the Trust, if issued in accordance with the then current Prospectus and Statement of Additional Information of the Funds, will be legally issued, fully paid and non-assessable.

         We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 19 to the Registration Statement.


                                              Very truly yours,

                                              /s/

                                              BROWN, CUMMINS & BROWN CO., L.P.A.